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                                                                  EXHIBIT 10.8


                               EMPLOYMENT AGREEMENT



      EMPLOYMENT AGREEMENT dated as of November 29, 2002 (the "Effective Date"), by and between Delta Air Lines, Inc., a Delaware corporation (the "Company"), and Leo F. Mullin ("Executive");

      WHEREAS, Executive currently serves as Chairman of the Board of Directors of the Company (the "Board") and is currently employed as Chief Executive Officer of the Company pursuant to the terms of an employment agreement dated as of August 14, 1997 by and between the Company and Executive (the "Old Employment Agreement");

      WHEREAS, the Board desires to continue to employ Executive as Chief Executive Officer of the Company, and Executive desires to accept such continued employment; and

      WHEREAS, the Company and Executive desire to enter into an agreement (this "Agreement") embodying the new terms of such continued employment;

      NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows (certain capitalized terms used herein being defined in Article 9):

                                   ARTICLE 1
                                TERM OF AGREEMENT

      Section 1.01. Term. The term of this Agreement shall commence on the Effective Date and shall expire on December 31, 2007 (such term, together with any extension pursuant to Section 1.02, referred to hereinafter as the "Agreement Term").

      Section 1.02. Automatic Extension Upon Change In Control. In the event that a Change in Control occurs during the Agreement Term as then in effect, upon the effective date of such Change in Control the Agreement Term shall automatically
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be extended by such period, if any, such that after such extension the Agreement
Term shall not be less than 36 months following the effective date of such Change in Control (such 36 month period referred to hereinafter as the "Change Period").

                                   ARTICLE 2
                                POSITION; DUTIES

      Section 2.01. Position. The Company shall continue to employ Executive as Chief Executive Officer of the Company pursuant to the terms of this Agreement. In addition, the Company shall use its best efforts to ensure Executive's continued election as a member of the Board. Executive shall have such duties and authority as shall be determined from time to time by the Board; provided that such duties shall be consistent with the positions assigned to him pursuant to this Section 2.01.

      Section 2.02. Performance of Duties. While Executive is employed by the Company hereunder, Executive shall devote substantially all of his business time and best efforts to the business and affairs of the Company and the performance of his duties under this Agreement. Subject to the foregoing, Executive shall not be precluded from (i) continuing to serve on such boards of directors of business corporations and/or charitable organizations as to which the Board shall have given its prior written consent, which consent shall not be withheld unreasonably; provided, however, that such consent shall not be necessary with respect to Executive's continued service on the board of directors of BellSouth Corporation and Johnson & Johnson; (ii) engaging in community affairs or charitable activities (other than serving on the boards of directors of charitable organizations, as to which clause (i) shall control), and (iii) managing his personal investments and affairs.

                                   ARTICLE 3
                                  COMPENSATION

      Section 3.01. Base Salary. While Executive is employed by the Company hereunder, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of not less than $795,000, payable in accordance with the usual payment practices of the Company. Executive's Base Salary shall be subject to review for increase annually and Executive shall be entitled to such increases in his Base Salary, if any, as may be determined from time to time in the sole discretion of the Board or the Personnel & Compensation Committee of the Board (the "Compensation Committee").



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      Section 3.02.  Incentive Compensation Awards. (a) With respect to each
Fiscal Year beginning with the Fiscal Year ending December 31, 2002 during which Executive is employed hereunder, Executive shall be eligible to receive in addition to his Base Salary an annual incentive compensation award (the "Annual Award") for services rendered during such Fiscal Year, subject to the terms and conditions of the Company's annual incentive compensation plan as in effect from time to time. The amount of the Annual Award, if any, with respect to any Fiscal Year shall be based upon performance targets and award levels determined by the Compensation Committee in its sole discretion, in accordance with the Company's annual incentive compensation plan as in effect from time to time; provided that for each Fiscal Year ending after December 31, 2002 the award levels with respect to Executive shall be established in such a manner as to provide Executive with the opportunity to earn an award of at least 150% of his Base Salary for such Fiscal Year, assuming performance at a target level, with a maximum award opportunity of 300% of Base Salary for such Fiscal Year; provided, further, however that the Annual Award shall in no event exceed the applicable award limit under the governing shareholder approved incentive compensation plan.

      (b) In addition to the Annual Awards described above, Executive shall be eligible to receive such additional bonuses as may be awarded by the Compensation Committee in its sole discretion.

      Section 3.03. Employee Benefits. While Executive is employed by the Company hereunder, Executive (and, to the extent applicable, his eligible family members, as defined in the applicable plan or policy) shall be entitled to participate (or to receive benefits equivalent to such participation), on terms no less favorable than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, vacation policy, pension, profit sharing, ESOP, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) and other fringe benefits of the Company, including free and reduced-rate travel, automobile allowance, club memberships and dues, and similar programs, as in effect from time to time.

      Section 3.04. Supplemental Pension Benefits. Executive shall be entitled to receive from the Company the supplemental retirement benefit (the "Supplemental Retirement Benefit") under and in accordance with the terms of the Excess Benefit Agreement dated as of March 15, 2002 by and between the Company and Executive, as the same may be amended by the parties from time to time (the "Excess Benefit Agreement").

      Section 3.05. Business Expenses. The Company shall reimburse promptly such of Executive's travel, entertainment and other business expenses as are reasonably and necessarily incurred by Executive in the performance of his duties while

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employed hereunder, in accordance with the Company's policies as in effect from time to time.

      Section 3.06. Stock Incentive Awards. (a) Executive shall receive stock incentive awards in accordance with the terms of the award agreement(s) attached hereto as Exhibits A, B and C (such stock incentive awards referred to hereinafter collectively as the "Renewal Award").

      (b) Executive shall be eligible to receive any additional equity-based incentive awards, including additional options and restricted stock unit awards, as may be granted by the Compensation Committee in its sole discretion.

                                   ARTICLE 4
                            TERMINATION OF EMPLOYMENT

      Section 4.01. Without Cause; For Good Reason. In the event that Executive's employment is terminated during the Agreement Term, other than by reason of death, and other than during the Change Period or within one year prior to, and in anticipation of, a Change in Control, (i) by the Company other than for Cause or Disability or (ii) by Executive with Good Reason, Executive shall be entitled to receive from the Company the benefits described in Paragraphs (a) through (f) below (the "Severance Benefits"):

      (a) The Company shall pay Executive a lump sum, in cash, equal to Executive's earned but unpaid Base Salary and other earned but unpaid cash entitlements for the period through and including the date of termination of Executive's employment, including unused earned and accrued vacation pay and unreimbursed business expenses. In addition, with respect to the period through and including the date of termination of Executive's employment, Executive shall be entitled to any other benefits earned or accrued and payable under any other employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements, except as modified herein (such amounts and benefits described in this Paragraph (a) referred to hereinafter as the "Accrued Benefits").

      (b) The Company shall pay Executive a lump sum, in cash, equal to three times the sum of Executive's Reference Salary and Reference Incentive Compensation Award; provided, that if as of the date of Executive's termination of employment pursuant to this Section 4.01, there remain less than three years in the Agreement Term, the three times multiplier shall be reduced to a fraction, the numerator of which is the number of whole months remaining in the Agreement Term as of the date of Executive's termination of employment (the "Remaining

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Months") and the denominator of which is 36, provided, further, however, that in no event shall such fraction be less than 1.

      (c) The Company shall pay Executive a lump sum, in cash, equal to the amount of his Annual Award payable for the Fiscal Year in which occurs the termination of his employment, calculated assuming performance at the target level and prorated to reflect the portion of such Fiscal Year elapsed through the date of termination of his employment. The amount of the payment under this Paragraph (c) shall be reduced by the amount, if any, previously paid with respect to such Fiscal Year under Section 5.01(i).

      (d) Executive (and, to the extent applicable, his eligible family members) shall continue to be eligible, for the lesser of (i) 36 months from the date of such termination of Executive's employment and (ii) the greater of (A) 12 months and (B) the balance of the Agreement Term, to participate in the benefit plans and fringe benefits (other than any qualified or nonqualified retirement plans) in which Executive and his eligible family members were entitled to participate under Section 3.03 immediately prior to termination of Executive's employment, including, but not limited to, any life insurance or survivor benefit arrangements in effect at such time. If continued participation pursuant to this
Section 4.01(d) is not permitted under the terms of one or more of the applicable benefit plans and programs, the Company shall, in lieu of continued participation as to those benefits, pay Executive a lump sum, in cash, equal to the present value (as of the date of the termination of his employment) of such continued participation. In determining present value for this purpose, all terms applicable to Executive under such benefit plans and fringe benefits immediately prior to the date of termination of his employment (including the level of premiums, if any, payable by Executive) shall be taken into account.

      (e) On and after the first to occur of (i) the third anniversary of Executive's termination of employment and (ii) the expiration of the Agreement Term (but in no event prior to the first anniversary of Executive's termination of employment), he shall be treated as a retired senior executive of the Company for purposes of all benefit plans and arrangements of the Company (other than retirement plans) providing for retiree benefits. For purposes of determining any service-related premiums owed by Executive with respect to any such retiree benefits, all years of service with which Executive is credited for purposes of calculating the Supplemental Retirement Benefit shall be taken into account. If such participation is not permitted under the terms of one or more of the applicable benefit plans and programs, the Company shall, in lieu of such participation as to those benefits, pay Executive a lump sum, in cash, equal to the present value (as of the third anniversary of the termination of his employment or as of the later of the expiration of the Agreement Term or the first anniversary of his employment, as applicable) of such participation. In determining present


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value for this purpose, all terms applicable to Executive under such retiree benefit plans (including the level of premiums, if any, payable by Executive) shall be taken into account.

      (f) For purposes of calculating the Supplemental Retirement Benefit, Executive shall be credited with additional years of service credit in an amount equal to the lesser of (i) three years and (ii) the Remaining Months, provided, however, that Executive shall be credited with at least one additional year of service credit; provided further, however, that Executive's years of service credit shall not exceed the maximum years of service credited under the Excess Benefit Agreement.

      The Severance Benefits (other than those described in Paragraph (f) and the first sentence of each of Paragraphs (d) and (e) above) shall be paid or provided to Executive as soon as practicable following the date of termination of Executive's employment, but in no event later than 30 days from the date of such termination of employment.

      Section 4.02. For Cause; Without Good Reason. In the event Executive's employment shall be terminated by the Company for Cause or by Executive other than for Good Reason, the Company shall have no further obligations to Executive hereunder, other than for Accrued Benefits. Notwithstanding any other provision of this Agreement to the contrary, Executive shall not be liable to the Company for breach of this Agreement as a result of termination of his employment other than for Good Reason, provided Executive has furnished the Company at least 60 days prior written notice of such termination.

      Section 4.03. Death or Disability. In the event of Executive's death or termination by the Company for Disability during the Agreement Term, the Company shall have no further obligations to Executive or his legal representatives hereunder, other than for Accrued Benefits.

      Section 4.04. Return of Materials. Executive agrees that upon termination of his employment hereunder for any reason, he shall return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or any of its affiliates, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he shall not retain or use for his account at any time any trade name, trademark, service mark or other proprietary business designation used or owned in connection with the business of the Company or any of its affiliates.


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                                   ARTICLE 5
                 OBLIGATIONS OF COMPANY ON CHANGE IN CONTROL

      Section 5.01. Payment of Performance-Based Awards. In the event that a Change in Control occurs during the Agreement Term and while Executive is employed by the Company, the Company shall promptly thereafter pay Executive the sum of (i) the Reference Incentive Compensation Award, prorated to reflect the portion of the Fiscal Year elapsed through the date of the Change in Control, and (ii) the Reference Long-Term Award, for each performance period that includes the date of the Change in Control under any long-term incentive plan maintained by the Company, prorated to reflect the portion of such performance period elapsed through the date of the Change in Control. The amounts referred to in clauses (i) and (ii) above shall be calculated, and paid in the form of cash or shares of Company stock, in accordance with the terms of the applicable award agreements. The payment under this Section 5.01 shall discharge all liabilities of the Company to Executive under the Company's annual and long-term incentive plans and programs, and under this Agreement, with respect to performance-based incentive compensation (other than stock options and stock appreciation rights) for the periods referred to in clauses (i) and (ii) above.

      Section 5.02. Stock Options, Stock Appreciation Rights and Non-Performance-Based Awards. In the event that a Change in Control occurs during the Agreement Term and while Executive is employed by the Company, all outstanding stock options, stock appreciation rights, restricted stock (if not performance-based), and other non-performance-based awards held by Executive pursuant to the provisions of the Stock Incentive Plan or any successor plan shall become immediately vested, nonforfeitable and exercisable as of the date of the Change in Control.

      Section 5.03. Additional Severance Benefits. In the event Executive's employment is terminated under circumstances described in clauses (i) or (ii) of
Section 4.01 either (I) during the Change Period; or (II) within one year prior to, and in anticipation of, a Change in Control, then, as of the later of the date of termination of Executive's employment and the Change in Control, Executive shall be entitled to the payments and benefits provided under Section
4.01 with the following changes:

      (a) Section 4.01(b) shall be applied without giving effect to the proviso included in such Section. The payment under this Section 5.03(a) shall be reduced, if Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above, by the total payment (if any) made to Executive under Section 4.01(b) between the date of termination of Executive's employment and the date of payment under this Section 5.03(a).


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      (b) Section 4.01(d) shall be applied (x) without giving effect to clause
(ii) of such Section (therefore continuing Executive's eligibility to participate in applicable benefit plans and fringe benefits, to the extent permitted, for a period of 36 months) and (y) eliminating the reference to life insurance or survivor benefits coverage and any free or reduced rate flight or other travel benefits or privileges to which Executive would otherwise be entitled under Section 4.01(d) (which are dealt with in paragraphs (d) and (e) below). For purposes of computing amounts payable under Section 4.01(d) (as modified by the foregoing sentence), the present value referred to in such Section shall be determined by the actuarial firm acting as actuary for the Qualified Pension Plan at such time (the "Actuarial Firm") on the basis of such assumptions as the Actuarial Firm determines to be reasonable. In the event that the Actuarial Firm is serving as actuary for the Person effecting the Change in Control or is otherwise unavailable, Executive may appoint another nationally recognized actuarial firm to make the determinations required hereunder (which actuarial firm shall then be referred to as the Actuarial Firm hereunder). The Actuarial Firm shall provide its determination and detailed supporting calculations to both the Company and Executive within fifteen business days of the receipt of notice from Executive that a termination, or (if later) a Change in Control, has occurred giving rise to the right to benefits under this Section 5.03, or such earlier time as is requested by the Company. All fees and expenses of the Actuarial Firm shall be borne solely by the Company. If Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above, and the Company has paid Executive the cash present value of any coverage or benefits (other than life insurance or survivor benefits coverage, or free or reduced rate flight or other travel benefits or privileges) to which Executive or his eligible family members would otherwise have been entitled under Section 4.01(d), the payments otherwise due Executive under this Section 5.03(b) shall be reduced by the total amount of such cash present value so paid to Executive.

      (c) In lieu of any continued life insurance or survivor benefits coverage or participation to which Executive would otherwise be entitled under Section 4.01(d), for a period of three years following the date of Executive's termination of employment, Executive shall continue to be eligible to participate in any life insurance or survivor benefit arrangements on the same terms as in effect immediately preceding such termination of employment. If Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above and the Company has paid Executive the cash present value of any life insurance or survivor benefits coverage or participation to which Executive or his eligible family members became entitled under Section 4.01(d), any payments or benefits otherwise due Executive under this Section 5.03(c) shall be reduced by the total amount of such cash present value so paid to Executive.



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      (d) In lieu of any free or reduced rate flight or other travel benefits or privileges to which Executive would otherwise be entitled under Section 4.01(d), but without limitation upon any retiree flight privileges for which Executive may otherwise qualify, Executive and Executive's spouse, for the remainder of their respective lives, and Executive's dependent children, for so long as they are under age 18 (or under age 23 if a full-time student), shall be entitled to free system-wide flight privileges on Company flights to any location which the Company serves. Such privileges shall entitle Executive, Executive's spouse and Executive's dependent children to unlimited positive space (or space available, at Executive's option) first-class tickets, but Executive's dependent children shall not be entitled to first-class privileges if under age 8; provided further that all of such flight privileges shall otherwise be subject to the same conditions and restrictions as pertain from time to time to the flight privileges generally provided by the Company to its retirees. If Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above and the Company has paid Executive the cash present value of any free or reduced rate flight or other benefits or privileges to which Executive or his eligible family members became entitled under Section 4.01(d), any payments otherwise due Executive under this Section 5.03 shall be reduced by the total amount of such cash present value so paid to Executive.

      (e) Section 4.01(e) shall be applied on and after the third anniversary of Executive's termination of Employment and if Executive has earned at least ten years of continuous service under the Qualified Pension Plan as of the date of termination of employment (after crediting Executive with three additional years of service credit) the Company shall pay Executive a lump sum, in cash, equal to the present value (as of the date of the termination of employment) of any premium imposed solely because of early retirement.

      (f) If Executive's employment has terminated in anticipation of a Change in Control as described in clause (II), above, the Company shall pay Executive the amount that would have been payable to him under Section 5.01 had the Change in Control occurred as of the date of termination of his employment; provided, however, that the payment under this Section 5.03(f) shall be reduced by any payments previously made to Executive under the Company's annual and long-term incentive plans and programs, and under this Agreement, with respect to performance-based incentive compensation (other than stock options and stock appreciation rights) for the periods referred to in clauses (i) and (ii) of
Section 5.01.

      Section 5.04. Definition of Disability. After the occurrence of a Change in Control, the term "Disability," as used in Article 4, shall mean Long-Term Disability, as such term is defined in the Disability Plan.


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                                   ARTICLE 6
                              CERTAIN TAX PAYMENTS

      Section 6.01. Gross-Up Payment. In the event Executive becomes entitled to benefits under Section 4.01 or Article 5 hereof, the Company shall pay to Executive an additional lump sum payment (the "Gross-Up Payment"), in cash, equal to the sum of the amounts, if any, described in paragraphs (a) and (b) below:

      (a) Executive shall be entitled under this paragraph to the sum of (i) the present value of all of Executive's applicable federal, state and local taxes arising due to payments or coverage provided under Section 4.01(d) or 4.01(e), to the extent such payments or coverage are provided in respect of benefits or coverage which, if provided to Executive while employed by the Company, would not have been taxable to Executive, and (ii) an additional amount such that after payment by Executive of all of Executive's applicable federal, state and local taxes on such additional amount, Executive will retain an amount sufficient to pay the total of Executive's applicable federal, state and local taxes arising due to the payment required pursuant to clause (i) above. For purposes of clause (i) above, present value shall be determined using the appropriate "applicable federal rate" promulgated by the Treasury Department under Code Section 1274(d) for the month in which the Gross-Up Payment is made, assuming that all taxes will be paid on the due date therefore (without regard to extensions).

      (b) If any portion of the Severance Benefits or any other payment under this Agreement, or under any other agreement with or plan of the Company, including but not limited to stock options and other long-term incentives (in the aggregate "Total Payments") would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled under this paragraph to an additional amount such that after payment by Executive of all of Executive's applicable federal, state and local taxes, including any Excise Tax, imposed upon such additional amount, Executive will retain an amount sufficient to pay the Excise Tax imposed on the Total Payments.

      The amounts payable under this Section 6.01 shall be paid by the Company as soon as practicable (but in no event more than 30 days) after the occurrence of the events giving rise to Executive's right to benefits under Section 4.01 or
Article 5.

      Section 6.02. Determinations. In the event of a Change in Control, all determinations required to be made under this Article 6, including the amount of the Gross-Up Payment, whether a payment is required under Paragraph (b) of
Section 6.01, and the assumptions to be used in determining the Gross-Up


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Payment, shall be made by Deloitte & Touche (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within twenty business days of the receipt of notice from Executive that there has been an event giving rise to the right to benefits under Article 5, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for a Person effecting the Change in Control or is otherwise unavailable, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

      Section 6.03. Subsequent Redeterminations. Executive agrees (unless requested otherwise by the Company) to use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that Executive owes an amount of Excise Tax greater than the amount previously determined under this Article 6; provided, that Executive shall be entitled to reimbursement by the Company of all fees and expenses reasonably incurred by Executive in contesting such determination. In the event the Internal Revenue Service or any court of competent jurisdiction determines that Executive owes an amount of Excise Tax that is either greater or less than the amount previously taken into account and paid under this Article 6, the Company shall promptly pay to Executive, or Executive shall promptly repay to the Company, as the case may be, the amount of such excess or shortfall. In the case of any payment that the Company is required to make to Executive pursuant to the preceding sentence (a "Later Payment"), the Company shall also pay to Executive an additional amount such that after payment by Executive of all of Executive's applicable federal, state and local taxes on such additional amount, Executive will retain an amount sufficient to pay the total of Executive's applicable federal, state and local taxes arising due to the Later Payment. In the case of any repayment of Excise Tax that Executive is required to make to the Company pursuant to the second sentence of this Section 6.03, Executive shall also repay to the Company the amount of any additional payment received by Executive from the Company in respect of applicable federal, state and local taxes on such repaid Excise Tax, to the extent Executive is entitled to a refund of (or has not yet paid) such federal, state or local taxes.

                                   ARTICLE 7
                           SUCCESSORS AND ASSIGNMENTS

      Section 7.01. Successors. The Company will require any successor (whether by reason of a Change in Control, direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets

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of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.

      Section 7.02. Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount is owed but unpaid to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to Executive's devisee, legatee, or other designee, or if there is no such designee, to Executive's estate. Executive's rights hereunder shall not otherwise be assignable.

                                   ARTICLE 8
                                  MISCELLANEOUS

      Section 8.01. Notices. Any notice required to be delivered hereunder shall be in writing and shall be addressed if to the Company, to:

            Delta Air Lines, Inc.
            Hartsfield Atlanta International Airport
            Post Office Box 20706
            Atlanta, GA 30320-2534
            Attention: General Counsel;

      if to Executive, to Executive's last known address as reflected on the books and records of the Company, with a copy to:


            Vedder, Price, Kaufman & Kammholz
            222 North LaSalle Street, Suite 2600
            Chicago, Illinois 60601
            Attention: Robert J. Stucker

or such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.


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      Section 8.02. Legal Fees and Expenses. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are reasonably incurred by Executive in connection with the negotiation and preparation of this Agreement or as a result of (i) the Company's refusal to provide benefits or other amounts in accordance herewith, (ii) the Company's (or any third party's) contesting the validity, enforceability, or interpretation of the Agreement, (iii) any conflict between the parties pertaining to this Agreement, (iv) Executive's contesting any determination by the Internal Revenue Service pursuant to Section 6.03, or (v) Executive's pursuing any claim under
Section 8.18. Notwithstanding the foregoing, in the case of any such fees, costs, interest or other expenses incurred prior to a Change in Control, Executive shall be entitled to payment hereunder only if Executive is successful to a material degree in the contest or dispute giving rise thereto.

      Section 8.03. Calculation of Taxes. For purposes of any provision of this Agreement requiring the payment by the Company of Executive's applicable federal, state and local taxes with respect to any benefit or payment provided for hereunder, such federal, state and local taxes shall be computed at the maximum marginal rates, taking into account the effect of any loss of personal exemptions resulting from receipt by Executive of such benefit or payment.

      Section 8.04. Arbitration. Executive and, unless a Change in Control shall have occurred, the Company shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within 50 miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect. Executive's or the Company's election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and Executive. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses reasonably incurred by Executive, shall be borne by the Company.

      Section 8.05. Unfunded Agreement. Except to the extent otherwise provided in Section 3.04 and Article 5, the obligations of the Company under this Agreement represent an unsecured, unfunded promise to pay benefits to Executive and/or Executive's beneficiaries, and shall not entitle Executive or such beneficiaries to a preferential claim to any asset of the Company.

      Section 8.06. Covenants; Confidential Information. (a) Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, or any of its subsidiaries, affiliates and businesses, which shall have been obtained by Executive pursuant to his employment by the Company or any of its subsidiaries and affiliates and which shall not have become public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. After the occurrence of a Change in Control, in no event shall an asserted violation of the provisions of this Section 8.06 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

      (b) Executive acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees that, in consideration of the benefits and protections conferred under this Agreement, during the term of Executive's employment with the Company and for 2 years following the date of Executive's termination of employment, Executive shall not, other than with the prior written consent of the Company, directly or indirectly provide management or executive services (whether as a consultant, advisor, officer or director) to any Person who is in direct and substantial competition with the air transportation business of the Company or its Subsidiaries.

      (c) During the term of Executive's employment with the Company and for 2 years following the date of Executive's termination of employment, Executive shall not recruit, solicit or induce any nonclerical employee or employees of the Company or its Affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliates or hire or assist another person or entity to hire any nonclerical employee of the Company or its affiliates or any person who within twelve months before had been a nonclerical employee of the Company or its Affiliates.

      (d) If Executive breaches the non-competition covenant of paragraph (b) above or the non-solicitation covenant of paragraph (c) above, (i) Executive shall not be entitled to any further benefits under the Excess Benefit Agreement and (ii) Executive shall repay to the Company in cash an amount equal to the Liquidated Damages.

      (e) Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restrictions will adequately protect the legitimate business interest of the Company. If any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

      (f) Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section 8.06 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

      (g) Notwithstanding any other provisions of this Agreement, the provisions of this Section 8.06 shall survive and remain in effect notwithstanding the termination of this Agreement or any breach by the Company or Executive of any other term of this Agreement.

      Section 8.07. Non-Exclusivity of Benefits. Unless specifically provided herein, neither the provisions of this Agreement nor the benefits provided hereunder shall reduce any amounts otherwise payable, or in any way diminish Executive's rights as an employee of the Company, whether existing now or hereafter, under any compensation and/or benefit plans (qualified or nonqualified), programs, policies, or practices provided by the Company, for which Executive may qualify. Vested benefits or other amounts which Executive is or becomes otherwise entitled to receive under any plan, policy, practice, or program of the Company (i.e., including, but not limited to, vested benefits under the Qualified Pension Plan, the Retention Program and the Excess Benefit Agreement, but excluding benefits under any broad-based severance plan), during, at or subsequent to the date of termination of Executive's employment shall be payable in accordance with such plan, policy, practice, or program except as expressly modified by this Agreement.

      Section 8.08. Compensation Taken Into Account. Severance Benefits provided hereunder (other than, to the extent applicable, amounts payable pursuant to Sections 4.01(a), 4.01(c) and 5.01) shall not be considered for purposes of determining Executive's benefits under any other plan or program of the Company (including without limitation the Qualified Pension Plan and the Excess Benefit Agreement).

      Section 8.09. Employment Status. Nothing herein contained shall interfere with the Company's right to terminate Executive's employment with the Company at any time, with or without Cause, subject to the Company's obligation to provide such Severance Benefits and other amounts as may be required hereunder.

      Section 8.10. Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

      Section 8.11. No Set-Off. The Company's obligations to make all payments and honor all commitments under this Agreement shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive, except that offsets for amounts previously paid shall be permitted to the extent expressly provided in Sections 4.01(c) and 5.04.

      Section 8.12. Entire Agreement. Except as provided in Section 8.07, this Agreement, together with the Exhibits hereto, represents the entire agreement between the parties with respect to Executive's employment and/or severance rights (including upon a Change in Control), and supersedes all prior discussions, negotiations, and agreements concerning such rights, including, but not limited to, the Old Employment Agreement and any prior severance agreement made between Executive and the Company.

      Section 8.13. Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as are legally required to be withheld.

      Section 8.14. Waiver of Rights. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

      Section 8.15. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

      Section 8.16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without reference to principles of conflict of laws.

      Section 8.17. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

      Section 8.18. Claim Review Procedure. If Executive is denied benefits under this Agreement, Executive may request, in writing, a review of the denial by the Company or its designee within 60 days of receiving written notice of the denial. The Company shall respond in writing to a written request for review within 90 days of receipt of such request. Neither the claim procedure set forth in this Section 8.18 nor Executive's failure to adhere to such procedure shall derogate from Executive's right to enforce this Agreement through legal action, including arbitration as provided in Section 8.04.

      Section 8.19. Indemnification. The Company shall indemnify Executive (and Executive's legal representatives or other successors) to the fullest extent permitted by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the Effective Date, or by the terms of any indemnification agreement between the Company and Executive, whichever affords or afforded greater protection to Executive, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by Executive or Executive's legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which Executive (or Executive's legal representatives or other successors) may be made a party by reason of Executive's being or having been a director, officer or employee of the Company, or any Subsidiary or Executive's serving or having served any other enterprise as a director, officer, employee or fiduciary at the request of the Company.

                                    ARTICLE 9
                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings set forth below.

      "Accounting Firm" has the meaning accorded such term in Section 6.02.

      "Accrued Benefits" has the meaning accorded such term in Section 4.01(a).

      "Actuarial Firm" has the meaning accorded such term in Section 5.03(b).

      "Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on the Effective Date.

      "Agreement Term" has the meaning accorded such term in Section 1.01.

      "Annual Award" has the meaning accorded such term in Section 3.02(a).

      "Base Salary" means, at any time, the then-regular annual rate of pay which Executive is receiving as annual salary.

      "Beneficial Ownership." A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on the Effective Date.

      "Board" has the meaning accorded such term in the second "Whereas" clause of this Agreement.

      "Cause" means the occurrence of any one or more of the following:

      (a) A demonstrably willful and deliberate act or failure to act by Executive (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, and which action or inaction is not remedied within fifteen business days of written notice from the Company; or

      (b) Executive's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude.

      Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of conduct set forth above in clauses (a) or (b) of this definition and specifying the particulars thereof in detail.

      "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

      (a) Any Person (other than an Excluded Person) acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

      (b) During any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

      (c) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

      (d) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

      Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company or
(ii) with respect to Executive, if Executive is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

      "Change Period" has the meaning accorded such term in Section 1.02.

      "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning accorded such term in the introductory paragraph of this Agreement.

      "Compensation Committee" has the meaning accorded such term in Section
3.01.

      "Disability" means, except to the extent modified pursuant to Section 5.04, Executive's inability due to physical or mental incapacity for a period of six consecutive months or for an aggregate of nine months in any 18 consecutive month period substantially to perform his duties hereunder.

      "Disability Plan" means the Delta Family-Care Disability and Survivorship Plan (or any successor disability and/or survivorship plan adopted by the Company), as in effect immediately prior to a Change in Control (subject to changes in coverage levels applicable to all employees generally covered by such
Plan).

      "Earliest Retirement Date" means the earliest date, after the date of termination of Executive's employment, as of which Executive would be eligible to commence receiving retirement benefits under the Qualified Pension Plan.

      "Effective Date" has the meaning accorded such term in the introductory paragraph of this Agreement.

      "Employee Grantor Trust" has the meaning accorded such term in the Excess Benefit Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Excess Benefit Agreement" has the meaning accorded such term in Section 3.04(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excise Tax" has the meaning accorded such term in Section 6.01.

      "Excluded Person" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause
(iv).

      "Executive" has the meaning accorded such term in the introductory paragraph of this Agreement.

      "Fiscal Year" means a fiscal year of the Company.

      "Good Reason" means, other than by reason of the Company's compliance with any legal, regulatory or corporate governance requirement, the occurrence of any one or more of the following, unless Executive has expressly consented in writing thereto:

      (a) The assignment to Executive of duties inconsistent with Executive's authorities, duties, titles, responsibilities and status as an officer of the Company, or a reduction or alteration in the nature or status of Executive's authorities, duties, titles or responsibilities, from those in effect as of the Effective Date and described in Section 2.01; other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by Executive;

      (b) The Company's requiring Executive to be based at a location in excess of 50 miles from Executive's principal job location or office on the later of
(i) the Effective Date or (ii) immediately prior to the Reference Date; except for required travel on the Company's business to an extent consistent with Executive's business travel obligations on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date;

      (c) A reduction by the Company of Executive's Base Salary as in effect on the later of (i) the Effective Date or (ii) the Reference Date (other than pursuant to a reduction by a uniform percentage of the salary of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or a reduction in Executive's short-term or long-term incentive compensation opportunities under the executive incentive compensation plans of the Company for which Executive is eligible as in effect on the later of (i) the Effective Date or (ii) the Reference Date;

      (d) The failure by the Company to keep in effect compensation, retirement, health and welfare benefits, or perquisite programs under which Executive receives benefits substantially similar, in the aggregate, to the benefits under such programs as exist on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date, or the failure of the Company to meet the funding requirements, if any, of any such programs (other than pursuant to an equivalent reduction in such benefits or pursuant to an equivalent failure to meet the funding requirements of such programs applicable to all similarly situated full-time domestic employees of the Company who are not subject to a collective bargaining agreement);

      (e) Any material breach by the Company of its obligations under this Agreement or any failure of a successor of the Company to assume and agree to perform the Company's entire obligations under this Agreement, as required by
Article 7 herein, provided that such successor has received at least ten days written notice from the Company or Executive of the requirements of Article 7; or

      (f) Executive's ceasing to be Chairman of the Board.

      "Gross-Up Payment" has the meaning accorded such term in Section 6.01.

      "Holding Company" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

      "Later Payment" has the meaning accorded such term in Section 6.03.

      "Liquidated Damages" means the sum of (a) and (b) where:

      (a) equals the sum of (x) all contributions (if any) made by the Company to the Employee Grantor Trust, (y) all payments (if any) made directly to the Executive, his spouse, eligible family member or beneficiary under the Excess Benefit Agreement and (z) all related amounts with respect to such contributions or payments withheld by the Company for the purpose of satisfying tax withholding requirements; and

      (b) equals the amount that would have been earned with respect to such contributions or payments had such amounts been invested in an interest-bearing account, compounded annually, using an annual interest rate equal to the sum of
(i) the prime rate as published in the Wall Street Journal on the date of such contribution or payment was made to the trust and (ii) 2%.

      "Medical Plans" means the DeltaFlex and the Delta Family-Care Medical Plans (or any successor medical plans adopted by the Company), as in effect immediately prior to a Change in Control (subject to changes in coverage levels applicable to all employees generally covered by such Plans).

      "Old Employment Agreement" has the meaning accorded such term in the second "Whereas" clause of this Agreement.

      "Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

      "Qualified Pension Plan" means the Delta Family-Care Retirement Plan (or any successor qualified defined benefit retirement plan adopted by the Company).

      "Reference Date" means the earlier to occur of (i) a Change in Control and
(ii) the date 90 days prior to the termination of Executive's employment.

      "Reference Incentive Compensation Award" means:

      (a) for purposes Section 5.01 hereof, the greater of the target annual incentive compensation award or bonus (A) for the Company's most recently completed Fiscal Year prior to the Change in Control and (B) for the Company's Fiscal Year that includes the Change in Control.

      (b) for all other purposes hereunder, the greater of (A) the target annual incentive compensation award or bonus most recently established prior to the termination of Executive's employment and (B) the actual annual incentive compensation award or bonus for the Company's most recently completed Fiscal Year prior to the termination of employment.

      For purposes of both parts (a) and (b) of this definition, the "target annual incentive compensation award or bonus" with respect to any Fiscal Year shall be determined by multiplying the target salary percentage applicable to Executive for such year by the Reference Salary.

      "Reference Long-Term Award" means, for each performance period that includes the date of a Change in Control under a long-term incentive plan maintained by the Company, the greater of (i) the actual award payable to Executive for such performance period, calculated as if such performance period had ended on the date of the Change in Control and (ii) the target award payable to Executive for such performance period.

      "Reference Salary" means Executive's annual rate of Base Salary as in effect upon the date of termination of Executive's employment or, in the event of such a termination during the Change Period, immediately prior to the Change in Control, if higher.

      "Remaining Months" has the meaning accorded such term in Section 4.01(b).

      "Renewal Award" has the meaning accorded such term in Section 3.06.

      "Retention Program" means the Company 2002 Retention Program.

      "Retirement Age" means Executive's age on January 1, 2008.

      "Severance Benefits" has the meaning accorded such term in Section 4.01.

      "Stock Incentive Plan" means the Company's 1989 Stock Incentive Plan and the Company's 2000 Performance Compensation Plan.

      "Subsidiary" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

      "Supplemental Retirement Benefit" has the meaning accorded such term in
Section 3.04(a).

      "Total Payments" has the meaning accorded such term in Section 6.01.

      "Voting Stock" means securities of the Company entitled to vote generally in the election of members of the Board.

      IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as of the day and year first written above.


EXECUTIVE                                  Delta Air Lines, Inc.

                                           By:
------------------------------                     -----------------------------
Leo F. Mullin                              Name:   Edward H. Budd
                                           Title:  Chairman, Personnel &
                                                   Compensation Committee

                                                                       EXHIBIT A


                    DELTA 2000 PERFORMANCE COMPENSATION PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

                               November 29, 2002

Leo F. Mullin
Chief Executive Officer

      The Delta 2000 Performance Compensation Plan (the "Plan"), is an incentive compensation plan for officers and key employees of Delta Air Lines, Inc. (the "Company") and its Subsidiaries. The Plan is administered by the Personnel & Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has selected you to receive an award of a Non-Qualified Stock Option, effective as of November 29, 2002, and has requested me, on behalf of the Company, to provide this Agreement to you.

      In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and you, as an employee of the Company or one or more of its Subsidiaries, hereby agree as follows:

1. Grant of Award; Acknowledgments; Capitalized Terms. The Company hereby grants to you 450,000 Non-Qualified Stock Options (each a "Stock Option"). Each Stock Option may be exercised for one share of Company common stock (an "Option Share"). This award is in all respects made subject to the terms and conditions of the Plan and, in the event of any conflict between the Plan and this Agreement, the Plan shall control. You acknowledge that you (a) have had a full and adequate opportunity to read this Agreement and the Plan; (b) agree to all of the terms and conditions thereof for yourself, any designated beneficiary and your heirs, executors, administrators or personal representatives; and (c) have received, and had a full and adequate opportunity to read, the Prospectus relating to the Plan. Capitalized terms which are used but not defined in this Agreement shall have the meanings set forth in the Plan.

2. Option Exercise Price. The Option Exercise Price of the Stock Options covered by this award shall be $13.50, the closing price of the Company common stock on the New York Stock Exchange on the date of this award.

3. Exercise Period. Subject to the terms and conditions of the Plan and this Agreement, 100% of the Stock Options shall become exercisable on the earlier of
(a) the first business day of January 2008 and (b) the occurrence of a Change in Control, and shall be exercisable through and including November 28, 2012. In the event your employment with the Company terminates prior to the earlier of
(a) December 31, 2007 and (b) the occurrence of a Change in Control, the


             This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Stock Options and all associated rights shall be forfeited at the time of such termination of employment.

4. Definitions. For purposes of Paragraph 3 of this Agreement, (i) employment with the Company includes employment with any Subsidiary of the Company; and
(ii) termination of employment with the Company means you are no longer an employee of the Company or any of its Subsidiaries.

5. Stock Option Exercise Procedures. Subject to the terms and conditions of the Plan and this Agreement, you (or, pursuant to Paragraph 7 of this Agreement, a party acting on your behalf after your death) may exercise your Stock Options in whole or, from time to time, in part pursuant to the procedures described in the Prospectus relating to the Plan or as otherwise specified by the Company from time to time. Payment of the full purchase price of the shares of Stock covered by the exercise shall be made in the manner prescribed by the Committee from time to time. If the Committee, in its sole discretion, shall determine that it is appropriate to do so, such payment may be made in whole or in part by tender of shares of unrestricted Stock, as set forth in Section 5 of the Plan, subject to such requirements or procedures as the Committee may specify.

6. Tax Withholding. The Company may in its sole discretion withhold from the shares of Company common stock issued to you a sufficient number of shares of such stock based on its fair market value on the date of exercise to cover any amounts which the Company is required to withhold to comply with withholding requirements of federal, state, local or foreign tax laws, rules or regulations. The fair market value for purposes of the second sentence of this paragraph shall be as determined by the Committee.

7. Restrictions on Transferability. Your stock options are not transferable otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Section 8.5 of the Plan, and are exercisable during your lifetime only by you. In the event that your Stock Options are to be exercised by any person other than you, such person shall provide appropriate proof of his or her right to exercise your Stock Options.

8. Federal Securities Law; Company Policies. You acknowledge that the federal securities laws and/or the Company's policies regarding trading in its securities may limit or restrict your right to buy or sell shares of Company common stock, including, without limitation, sales of Company common stock to exercise your Stock Options or sales of Company common stock acquired pursuant to the exercise of your Stock Options. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

9. Miscellaneous

      a. Authority of the Committee. The Committee has the sole and complete authority to construe and interpret the Plan and this Agreement. All determinations of the Committee shall be final and conclusive for all purposes and upon all persons. The Committee shall be under no obligation to construe this Agreement or treat your Stock Options in a manner consistent with the treatment provided with respect to other Stock Options or Participants.

      b. No Rights as Shareholder. You will not have any rights to dividends nor any other rights of a shareholder with respect to the Option Shares until the Option Shares have been issued following a valid exercise of the Stock Option.

      c. Entire Agreement. This Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof. This Agreement may not be amended except by a writing signed by the parties.

      This Agreement has been prepared in duplicate. Please note your acceptance in the space provided therefor and return one original to the Vice President - Global Rewards & Recognition (Dept. 959-ATG) for the Company's records.

      IN WITNESS WHEREOF, the Company, acting through the Committee, and you have executed this Agreement, all as of the date first written above.

                                    DELTA AIR LINES, INC.


                                    By:
                                           -------------------------------------
                                           Edward H. Budd, Chairman
                                           Personnel & Compensation Committee

                                    PARTICIPANT

                                    --------------------------------------------
                                    Leo F. Mullin

                                                                       EXHIBIT B

                    DELTA 2000 PERFORMANCE COMPENSATION PLAN
                      RESTRICTED STOCK UNIT AWARD AGREEMENT

                               November 29, 2002

Leo F. Mullin
Chief Executive Officer

      The Delta 2000 Performance Compensation Plan (the "Plan"), is an incentive compensation plan for officers and key employees of Delta Air Lines, Inc. (the "Company") and its Subsidiaries. The Plan is administered by the Personnel & Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has selected you to receive an award of restricted stock units, effective as of November 29, 2002, and has requested me, on behalf of the Company, to provide this Agreement to you.

      In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and you, as an employee of the Company or one or more of its Subsidiaries, hereby agree as follows:

1. Grant of Award; Acknowledgments; Capitalized Terms. The Company hereby grants to you 150,000 restricted stock units (each an "RSU"). Each RSU represents a right to a payment equal to the value of one share of Company common stock (a "Share") in the future. This award is in all respects made subject to the terms and conditions of the Plan and, in the event of any conflict between the Plan and this Agreement, the Plan shall control. This award represents a grant of an "Other Equity Based Award" under the Plan. You acknowledge that you (a) have had a full and adequate opportunity to read this Agreement and the Plan; (b) agree to all of the terms and conditions thereof for yourself, any designated beneficiary and your heirs, executors, administrators or personal representatives; and (c) have received, and had a full and adequate opportunity to read, the Prospectus relating to the Plan. Capitalized terms which are used but not defined in this Agreement shall have the meanings set forth in the Plan.

2. Value. The value of one RSU on any given date will be equal to the closing price of the Company common stock on the New York Stock Exchange as of such date (or, in the event that no sale of the Company common stock takes place on the New York Stock Exchange on such date, the closing price of such common stock on the immediately preceding date).

3. Terms. Subject to the terms and conditions of the Plan and this Agreement, you shall be entitled to receive (and the Company shall deliver to you) a payment equal to the value of 100% of the Shares underlying the RSUs, on the earlier of (a) the first business day of January 2008, subject to your continued employment by the Company on December 31, 2007 and (b) the


             This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

occurrence of a Change in Control, subject to your continued employment by the Company on the date immediately preceding the Change in Control. Such payment may, at the election of the Committee, be in cash or in Shares. In the event your employment with the Company terminates prior to the date which immediately precedes the earlier of (a) the first business day of January 2008 and (b) the occurrence of a Change in Control, the RSUs and any and all associated rights shall be forfeited at the time of such termination of employment.

4. Definitions. For purposes of Paragraph 3 of this Agreement, (i) employment with the Company includes employment with any Subsidiary of the Company and (ii) termination of employment with the Company means you are no longer an employee of the Company or any of its Subsidiaries.

5. Tax Withholding. The Company may in its sole discretion withhold from the payment to you hereunder a sufficient amount (in cash or Shares) to provide for the payment of any taxes required to be withheld by federal, state, or local law with respect to income resulting from such payment.

6. Restrictions on Transferability. Your RSUs are not transferable otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Section 8.5 of the Plan.

7. Federal Securities Law; Company Policies. You acknowledge that the federal securities laws and/or the Company's policies regarding trading in its securities may limit or restrict your right to buy or sell shares of Company common stock, including, without limitation, sales of Company common stock acquired in connection with your RSUs. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

8. Miscellaneous

      a. Authority of the Committee. The Committee has the sole and complete authority to construe and interpret the Plan and this Agreement. All determinations of the Committee shall be final and conclusive for all purposes and upon all persons. The Committee shall be under no obligation to construe this Agreement or treat your RSUs in a manner consistent with the treatment provided with respect to other RSUs or Participants.

      b. No Rights as Shareholder. An RSU does not represent an equity interest in the Company, and carries no voting rights. You will not have any rights of a shareholder with respect to the RSUs until the Shares have been delivered to you.

      c. Dividends. To the extent dividends are paid on Shares while the RSUs remain outstanding, you shall be credited with corresponding notional dividends with respect to the RSUs. The notional dividends credited to you shall be subject to the same restrictions applicable to the RSUs and shall be paid to you in accordance with Sections 3 and 5 of this Agreement.

      d. Entire Agreement. This Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof. This Agreement may not be amended except by a writing signed by the parties.

      This Agreement has been prepared in duplicate. Please note your acceptance in the space provided therefor and return one original to the Vice President - Global Rewards & Recognition (Dept. 959-ATG) for the Company's records.

      IN WITNESS WHEREOF, the Company, acting through the Committee, and you have executed this Agreement, all as of the date first written above.

                                    DELTA AIR LINES, INC.


                                       By:
                                           -------------------------------------
                                           Edward H. Budd, Chairman
                                           Personnel & Compensation Committee

                                       PARTICIPANT

                                       -----------------------------------------
                                       Leo F. Mullin

                                                                       EXHIBIT C

                    DELTA 2000 PERFORMANCE COMPENSATION PLAN
                      RESTRICTED STOCK UNIT AWARD AGREEMENT

                                January [ ], 2004

Leo F. Mullin
Chief Executive Officer

      The Delta 2000 Performance Compensation Plan (the "Plan"), is an incentive compensation plan for officers and key employees of Delta Air Lines, Inc. (the "Company") and its Subsidiaries. The Plan is administered by the Personnel & Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has selected you to receive an award of restricted stock units, effective as of January [ ], 2004, and has requested me, on behalf of the Company, to provide this Agreement to you.

      In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and you, as an employee of the Company or one or more of its Subsidiaries, hereby agree as follows:

1. Grant of Award; Acknowledgments; Capitalized Terms. The Company hereby grants to you 150,000 restricted stock units (each an "RSU"). Each RSU represents a right to a payment equal to the value of one share of Company common stock (a "Share") in the future. This award is in all respects made subject to the terms and conditions of the Plan and, in the event of any conflict between the Plan and this Agreement, the Plan shall control. This award represents a grant of an "Other Equity Based Award" under the Plan. You acknowledge that you (a) have had a full and adequate opportunity to read this Agreement and the Plan; (b) agree to all of the terms and conditions thereof for yourself, any designated beneficiary and your heirs, executors, administrators or personal representatives; and (c) have received, and had a full and adequate opportunity to read, the Prospectus relating to the Plan. Capitalized terms which are used but not defined in this Agreement shall have the meanings set forth in the Plan.

2. Value. The value of one RSU on any given date will be equal to the closing price of the Company common stock on the New York Stock Exchange as of such date (or, in the event that no sale of the Company common stock takes place on the New York Stock Exchange on such date, the closing price of such common stock on the immediately preceding date).

3. Terms. Subject to the terms and conditions of the Plan and this Agreement, you shall be entitled to receive (and the Company shall deliver to you) a payment equal to the value of 100% of the Shares underlying the RSUs, on the earlier of (a) the first business day of January 2008, subject to your continued employment by the Company on December 31, 2007 and (b) the occurrence of a Change in Control, subject to your continued employment by the Company on


       This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

the date immediately preceding the Change in Control. Such payment may, at the election of the Committee, be in cash or in Shares. In the event your employment with the Company terminates prior to the date which immediately precedes the earlier of (a) the first business day of January 2008 and (b) the occurrence of a Change in Control, the RSUs and any and all associated rights shall be forfeited at the time of such termination of employment.

4. Definitions. For purposes of Paragraph 3 of this Agreement, (i) employment with the Company includes employment with any Subsidiary of the Company and (ii) termination of employment with the Company means you are no longer an employee of the Company or any of its Subsidiaries.

5. Tax Withholding. The Company may in its sole discretion withhold from the payment to you hereunder a sufficient amount (in cash or Shares) to provide for the payment of any taxes required to be withheld by federal, state, or local law with respect to income resulting from such payment.

6. Restrictions on Transferability. Your RSUs are not transferable otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Section 8.5 of the Plan.

7. Federal Securities Law; Company Policies. You acknowledge that the federal securities laws and/or the Company's policies regarding trading in its securities may limit or restrict your right to buy or sell shares of Company common stock, including, without limitation, sales of Company common stock acquired in connection with your RSUs. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

8. Miscellaneous

      a. Authority of the Committee. The Committee has the sole and complete authority to construe and interpret the Plan and this Agreement. All determinations of the Committee shall be final and conclusive for all purposes and upon all persons. The Committee shall be under no obligation to construe this Agreement or treat your RSUs in a manner consistent with the treatment provided with respect to other RSUs or Participants.

      b. No Rights as Shareholder. An RSU does not represent an equity interest in the Company, and carries no voting rights. You will not have any rights of a shareholder with respect to the RSUs until the Shares have been delivered to you.

      c. Dividends. To the extent dividends are paid on Shares while the RSUs remain outstanding, you shall be credited with corresponding notional dividends with respect to the RSUs. The notional dividends credited to you shall be subject to the same restrictions applicable to the RSUs and shall be paid to you in accordance with Sections 3 and 5 of this Agreement.

      d. Entire Agreement. This Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof. This Agreement may not be amended except by a writing signed by the parties.

      This Agreement has been prepared in duplicate. Please note your acceptance in the space provided therefor and return one original to the Vice President - Global Rewards & Recognition (Dept. 959-ATG) for the Company's records.

      IN WITNESS WHEREOF, the Company, acting through the Committee, and you have executed this Agreement, all as of the date first written above.

                                    DELTA AIR LINES, INC.


                                       By:
                                           -------------------------------------
                                           Edward H. Budd, Chairman
                                           Personnel & Compensation Committee

                                       PARTICIPANT

                                       -----------------------------------------
                                       Leo F. Mullin